As filed with the Securities and Exchange Commission on December 8, 2016
Registration No. 333-72990

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

POST-EFFECTIVE AMENDMENT NO.1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
_______________

Daktronics, Inc.
(Exact name of Registrant as specified in its charter)
_______________

South Dakota (State or other jurisdiction of incorporation or organization)	46-0306862 (I.R.S. Employer Identification No.)

201 Daktronics Drive Brookings, SD	57006
(Address of principal executive offices)	(Zip Code)
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Daktronics, Inc. 1993 Incentive Stock Plan, as amended
Daktronics, Inc. 1993 Outside Directors Stock Option Plan, as amended
Daktronics, Inc. 2001 Incentive Stock Option Plan
Daktronics, Inc. 2001 Outside Directors Stock Option Plan
(Full title of the plan)
_______________

Reece A. Kurtenbach President and Chief Executive Officer 201 Daktronics Drive Brookings, SD 57006 (Name and Address of Agent for Service)	Copies to: Michele D. Vaillancourt Winthrop & Weinstine, P.A. 225 South Sixth Street, Suite 3500 Minneapolis, Minnesota 55402 (612) 604-6400
(605) 692-0200 (Telephone number, including area code, of agent for service)
_______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company.)

EXPLANATORY NOTE

On November 8, 2001, Daktronics, Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration Statement No. 333-72990) (the “Form S-8”) with the Securities and Exchange Commission registering 3,200,000 shares of the Company’s common stock, no par value (the “Shares”), to be issued to participants under the Daktronics, Inc. 1993 Incentive Stock Plan, as amended; the Daktronics, Inc. 1993 Outside Directors Stock Option Plan, as amended; the Daktronics, Inc. 2001 Incentive Stock Option Plan; and the Daktronics, Inc. 2001 Outside Directors Stock Option Plan (collectively, the “Plans”). The Company is no longer issuing securities under the Plans. This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed to deregister all Shares that were registered under the Form S-8 and remain unissued under the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookings, State of South Dakota, on December 8, 2016.

Daktronics, Inc.

By: /s/ Sheila M. Anderson
Sheila M. Anderson, Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Reece A. Kurtenbach and Sheila M. Anderson, each of whom may act individually, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Reece A. Kurtenbach	President, Chief Executive Officer and	December 8, 2016
Reece A. Kurtenbach	Director (principal executive officer)

/s/ Byron J. Anderson	Director	December 8, 2016
Byron J. Anderson

/s/ Robert G. Dutcher	Director	December 8, 2016
Robert G. Dutcher

/s/ Nancy D. Frame	Director	December 8, 2016
Nancy D. Frame

/s/ James B. Morgan	Director	December 8, 2016
James B. Morgan

/s/ John L. Mulligan	Director	December 8, 2016
John L. Mulligan

/s/ Kevin P. McDermott	Director	December 8, 2016
Kevin P. McDermott

/s/ John P. Friel	Director	December 8, 2016
John P. Friel

/s/ Sheila M. Anderson	Chief Financial Officer (principal financial	December 8, 2016
Sheila M. Anderson	officer and principal accounting officer)